                                                                    EXHIBIT 99.1


[LIBBEY LOGO]                                              LIBBEY INC.
                                                           300 MADISON AVE
                                                           P.O. BOX 10060
                                                           TOLEDO, OH 43699


================================================================================
N     E     W     S          R     E     L     E     A     S     E


AT THE COMPANY:                     AT FRB | WEBER SHANDWICK:
---------------                     -------------------------
KENNETH BOERGER                     SUZY LYNDE
VP/TREASURER                        ANALYST INQUIRIES
(419) 325-2279                      (312) 640-6772

FOR IMMEDIATE RELEASE
TUESDAY, OCTOBER 28, 2003

  LIBBEY INC. ANNOUNCES THIRD QUARTER DILUTED EPS OF 88 CENTS, UP 27.5 PERCENT

     COMPARES WITH $0.69 IN PRIOR YEAR PERIOD, CITES SALES INCREASE OF 24.6
                     PERCENT AND BENEFITS OF TAX ADJUSTMENT

TOLEDO, OHIO, OCTOBER 28, 2003--Citing higher sales and the impact of a beneficial tax adjustment, LIBBEY INC. (NYSE: LBY) announced that its diluted earnings per share for the third quarter ended September 30, 2003, were 88 cents on sales of $129.1 million.

THIRD-QUARTER RESULTS

For the quarter ended September 30, 2003, sales increased 24.6 percent to $129.1 million from $103.6 million in the year-ago quarter. The increase in sales was primarily attributable to the sales of Royal Leerdam and Traex, both acquired in December 2002. Excluding these acquisitions, sales increased 4.3 percent, as sales to foodservice, retail and industrial customers were higher than the year-ago period. Glassware sales to foodservice and retail customers were up in the low to mid-single digits on a percentage basis. Sales to industrial customers increased over 20 percent as compared to the year-ago third quarter.

The company recorded income from operations of $13.7 million during the quarter. This compares with income from operations of $14.4 million in the year-ago period. Factors contributing to the decline were higher natural gas costs of approximately $1.4 million and additional costs (mostly non-cash) for pension and postretirement medical benefits of almost $1.9 million. Partially offsetting these higher costs were the contributions made


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


Libbey, Inc.
Add 1


by Traex and Royal Leerdam of $1.7 million to income from operations during the quarter.

Earnings before interest and income taxes (EBIT) were $15.0 million compared with $14.1 million in the year-ago quarter, an increase of 6.2 percent. Equity earnings from Vitrocrisa, the company's joint venture in Mexico, were $1.2 million on a pretax basis, as compared with $1.0 million pretax in the third quarter of 2002 as the result of higher sales and a favorable translation gain. In the year-ago-period, the company also recorded other expense of $1.2 million, which was primarily related to a write-down in the value of other receivables.

For the quarter, Libbey recorded net income of $12.0 million, or 88 cents per diluted share, compared with net income of $10.8 million, or 69 cents per diluted share, in the year-ago period. Interest expense increased $1.5 million as a result of an increase of debt to $244.9 million from $144.0 million in the year-ago period. Debt increased after funding $62.0 million for the acquisitions of Traex and Royal Leerdam in late 2002 and the repurchase of 2,106,200 shares for $55.7 million since the year-ago period. For the third quarter of 2003, the company recorded an income tax benefit of $614,000 as a result of the adjustment of the year-to-date effective tax rate to 15 percent. The adjustment to the effective tax rate is necessary due to a planned tax restructuring whereby the undistributed earnings of the Company's joint venture in Mexico will be permanently reinvested outside of the United States, thus eliminating the need to record deferred U.S. income taxes on those undistributed earnings. During the third quarter of 2002, a reduction of the company's effective tax rate to 10.4 percent was primarily attributable to lower Mexican tax, the elimination of non-deductible goodwill amortization, and an adjustment to estimated U.S. income tax accruals. As detailed on the attached Table 1, net income per diluted share excluding tax adjustments was $0.58 for the third quarter of 2003, as compared with $0.51 for the third quarter of 2002.

NINE-MONTH RESULTS

For the nine months ended September 30, 2003, sales increased 16.7 percent to $369.3 million from $316.4 million in the year-ago period. The increase in sales was attributable to the Royal Leerdam and Traex acquisitions and strong third quarter sales to glassware customers. Excluding these acquisitions, sales declined 1.5 percent.

Income from operations was $32.0 million compared with $41.4 million in the year-ago period. In addition to the lower pre-acquisition sales, other factors that contributed to the decline included higher natural gas costs of over $5 million and additional costs (mostly non-cash) for pension and postretirement medical costs of $4.1 million.

Earnings before interest and income taxes (EBIT) were $35.6 million, an increase of $4.0 million or 12.7 percent, compared with $31.6 million in the prior nine-month period. The prior period included $13.6 million of expenses related to an abandoned acquisition. Equity earnings from Vitrocrisa were $3.0 million on a pretax basis as compared with $5.2 million pretax in the year-ago period as the result of higher natural gas costs and lower activity levels this period. Interest expense increased $3.7 million primarily as the result of higher debt, and the effective tax rate declined to 15.0 percent from 22.9 percent as the

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


Libbey, Inc.
Add 2


result of the tax restructuring discussed above. Net income was $21.9 million, or $1.59 per diluted share, compared with $19.6 million, or $1.26 per diluted share in the year-ago period. Last year's net income included expenses associated with an abandoned acquisition. These expenses totaled $13.6 million, less a tax effect of $4.9 million, or an after tax impact of $8.7 million, or $.56 per diluted share.

WORKING CAPITAL

Trade working capital, defined as inventories and accounts receivable less accounts payable, increased compared with the prior year period and as compared with year-end 2002. Total inventories increased $19.6 million from year end to $129.2 million, primarily as a result of seasonal demands. Inventories are expected to decrease by more than $10 million before the end of the year.

OUTLOOK FOR FOURTH QUARTER OF 2003

John F. Meier, chairman and chief executive officer, commenting on the company's outlook for the remainder of 2003 said, "We are pleased with the strong finish we saw in the third quarter. Generally, we expect sales growth to continue in the fourth quarter of the year as economic conditions improve slightly. New products should drive this sales performance and with this will come the benefits of higher capacity utilization, driving earnings and cash flow." He added, " We now expect full year sales to total between $510 and $515 million and with the continuing impact of higher natural gas costs we now see diluted earnings per share to be in the range of $0.51 to $0.56 for the fourth quarter and $2.10 to $2.15 for the year ending December 31, 2003. This compares to $1.82 in 2002, which included the previously mentioned tax restructuring and $13.6 million in expenses related to an abandoned acquisition."

WEBCAST INFORMATION

Libbey will hold a conference call for investors on Tuesday, October 28, 2003, at 11 a.m. Eastern Daylight Time. The conference call will be simulcast live on the Internet on both www.libbey.com and www.firstcallevents.com/service/ajwz390360102gf12.html. To listen to the call, please go to the website at least 10 minutes early to register, download and install any necessary software. A replay will be available for 7 days after the conclusion of the call.

The above information includes "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements only reflect the company's best assessment at this time and are indicated by words or phrases such as "goal," "expects," " believes," "will," "estimates," "anticipates," or similar phrases.

Investors are cautioned that forward-looking statements involve risks and uncertainty, that actual results may differ materially from such statements, and that investors should not place undue reliance on such statements.


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


Libbey, Inc.
Add 3


Important factors potentially affecting performance include: increased competition from foreign suppliers endeavoring to sell glass tableware in the United States and Mexico, including the impact of lower duties for imported products; major slowdowns in the retail, travel or entertainment industries in the United States, Canada, Mexico and Western Europe, caused by terrorist attacks or otherwise; significant increases in per-unit costs for natural gas, electricity, corrugated packaging, and other purchased materials; higher interest rates that increase the company's borrowing costs; protracted work stoppages related to collective bargaining agreements; increases in expenses associated with higher medical costs, reduced pension income associated with lower returns on pension investments and increased pension obligations; devaluations and other major currency fluctuations relative to the U.S. dollar that could reduce the cost-competitiveness of the company's products compared to foreign competition; the effect of high inflation in Mexico and exchange rate changes to the value of the Mexican peso and the earnings and cash flow of the company's joint venture in Mexico, Vitrocrisa, expressed under U.S. GAAP; the inability to achieve savings and profit improvements at targeted levels in the company's operations or within the intended time periods; whether the company completes any significant acquisition, and whether such acquisitions can operate profitably.

Libbey Inc.:
-    is a leading producer of glass tableware in North America;
-    is a leading producer of tabletop products for the foodservice industry;
-    exports to more than 75 countries; and,
- provides technical assistance to glass tableware manufacturers around the world.

Based in Toledo, Ohio, the company operates glass tableware manufacturing plants in the United States in California, Louisiana, and Ohio and in the Netherlands. Its Royal Leerdam subsidiary, located in Leerdam, Netherlands, is among the world leaders in producing and selling glass stemware to retail, foodservice and industrial clients. In addition, Libbey is a joint venture partner in the largest glass tableware company in Mexico. Its Syracuse China subsidiary designs, manufactures and distributes an extensive line of high-quality ceramic dinnerware, principally for foodservice establishments in the United States. Its World Tableware subsidiary imports and sells a full-line of metal flatware and holloware and an assortment of ceramic dinnerware and other tabletop items principally for foodservice establishments in the United States. Its Traex subsidiary, located in Wisconsin, designs, manufactures and distributes an extensive line of plastic items for the foodservice industry, including: ware washing racks, trays, dispensers, bar supply, tabletop, food preparation items and brushes. In 2002, Libbey Inc.'s net sales totaled $433.8 million.








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

In accordance with the SEC's Regulation G, the following table provides non-GAAP measures used in the earnings release and the reconciliation to the most closely related Generally Accepted Accounting Principles (GAAP) measure. Management believes this provides investors with a more complete understanding of underlying results in the company's core business.

TABLE 1

            RECONCILIATION OF NON-GAAP MEASURES FOR INCOME TAXES
              (Dollars in thousands, except per-share amounts)


                                                                    Three months ended September 30,
                                                                       2003                   2002
                                                                    ----------             ----------
Reported net income                                                  $ 12,018                $ 10,780

Tax adjustment                                                          4,127                   2,822
------------------------------------------------------------------------------------------------------
Net income excluding tax adjustment                                  $  7,891                $  7,958
======================================================================================================

Basic earnings per share:
Reported net income                                                  $   0.89                $   0.70

Tax adjustment                                                           0.30                    0.18
------------------------------------------------------------------------------------------------------
Net income per share excluding tax adjustment                        $   0.59                $   0.52
======================================================================================================

Diluted earnings per share:
Reported net income                                                  $   0.88                $   0.69

Tax adjustment                                                           0.30                    0.18
------------------------------------------------------------------------------------------------------
Net income per diluted share excluding tax adjustment                $   0.58                $   0.51
======================================================================================================


                                                                      Nine months ended September 30,
                                                                        2003                    2002
                                                                     ----------              ----------
Reported net income                                                  $ 21,929                $ 19,632

Tax adjustment                                                          4,127                   2,822
-------------------------------------------------------------------------------------------------------
Net income excluding tax adjustment                                  $ 17,802                $ 16,810
=======================================================================================================

Basic earnings per share:
Reported net income                                                  $   1.59                $   1.28

Tax adjustment                                                           0.30                    0.18
-------------------------------------------------------------------------------------------------------
Net income per share excluding tax adjustment                        $   1.29                $   1.10
=======================================================================================================

Diluted earnings per share:
Reported net income                                                  $   1.59                $   1.26

Tax adjustment                                                           0.30                    0.18
-------------------------------------------------------------------------------------------------------
Net income per diluted share excluding tax adjustment                $   1.29                $   1.08
=======================================================================================================

In accordance with the SEC's Regulation G, the following table provides non-GAAP measures used in the earnings release and the reconciliation to the most closely related Generally Accepted Accounting Principles (GAAP) measure. Management believes this provides investors with a more complete understanding of underlying results in the company's core business.

TABLE 2

          RECONCILIATION OF NON-GAAP MEASURES FOR ABANDONED ACQUISITION
                (Dollars in thousands, except per-share amounts)

                                                                                                 Nine months ended September 30,
                                                                                                   2003                   2002
                                                                                                ----------             ----------
Reported net income                                                                              $ 21,929                $ 19,632
Expenses associated with abandoned acquisition                                                          -                  13,653
Less tax effect                                                                                         -                   4,915
----------------------------------------------------------------------------------------------------------------------------------
Net income excluding expenses associated with abandoned acquisition                              $ 21,929                $ 28,370
==================================================================================================================================

Basic earnings per share:
Reported net income                                                                              $   1.59                $   1.28
Expenses associated with abandoned acquisition, net of related tax effects                              -                    0.56
----------------------------------------------------------------------------------------------------------------------------------
Net income per share excluding expenses associated with abandoned acquisition                    $   1.59                $   1.84
==================================================================================================================================

Diluted earnings per share:
Reported net income                                                                              $   1.59                $   1.26
Expenses associated with abandoned acquisition, net of related tax effects                              -                    0.56
----------------------------------------------------------------------------------------------------------------------------------
Net income per diluted share excluding expenses associated with abandoned acquisition            $   1.59                $   1.82
==================================================================================================================================

                                   LIBBEY INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (Dollars in thousands, except per-share amounts)

                                                                           THREE MONTHS ENDED
                                                                                                                     Percent
                                                           September 30, 2003              September 30, 2002        Change
                                                           ------------------              ------------------        ------
Net sales                                                             $129,126                        $103,607        24.6%
Freight billed to customers                                                477                             344
Royalties and net technical assistance                                     832                             567
                                                           --------------------            --------------------
      Total revenues                                                   130,435                         104,518        24.8%

Cost of sales                                                          100,996                          74,883        34.9%
Selling, general and administrative expenses                            15,758                          15,243         3.4%
                                                           --------------------            --------------------
      Income from operations                                            13,681                          14,392        -4.9%
Equity earnings - pretax                                                 1,172                             982
Expenses related to abandoned acquisition                                    -                             (27)
Other income (expense)--net                                                161                          (1,205)
                                                           --------------------            --------------------

      Earnings before interest and income taxes                         15,014                          14,142         6.2%

Interest expense--net                                                    3,610                           2,113
                                                           --------------------            --------------------

      Income before income taxes                                        11,404                          12,029        -5.2%

Provision for income taxes                                                (614)                          1,249
                                                           --------------------            --------------------

      Net income                                                      $ 12,018                        $ 10,780        11.5%
                                                           ====================            ====================

Net income per share:
      Basic                                                              $0.89                           $0.70
                                                           ====================            ====================
      Diluted                                                            $0.88                           $0.69
                                                           ====================            ====================

Weighted average shares:
      Outstanding                                                       13,574                          15,393
                                                           ====================            ====================
      Diluted                                                           13,618                          15,569
                                                           ====================            ====================


                                                                            NINE MONTHS ENDED
                                                                                                                     Percent
                                                           September 30, 2003              September 30, 2002        Change
                                                           ------------------              ------------------        ------
Net sales                                                             $369,283                        $316,362        16.7%
Freight billed to customers                                              1,440                           1,196
Royalties and net technical assistance                                   2,222                           2,104
                                                           --------------------            --------------------
      Total revenues                                                   372,945                         319,662        16.7%

Cost of sales                                                          290,860                         235,390        23.6%
Selling, general and administrative expenses                            50,038                          42,860        16.7%
                                                           --------------------            --------------------
      Income from operations                                            32,047                          41,412       -22.6%

Equity earnings--pretax                                                  3,019                           5,152
Expenses related to abandoned acquisition                                    -                         (13,653)
Other income (expense)--net                                                497                          (1,365)
                                                           --------------------            --------------------

      Earnings before interest and income taxes                         35,563                          31,546        12.7%

Interest expense--net                                                    9,762                           6,077
                                                           --------------------            --------------------

      Income before income taxes                                        25,801                          25,469         1.3%

Provision for income taxes                                               3,872                           5,837
                                                           --------------------            --------------------

      Net income                                                      $ 21,929                        $ 19,632        11.7%
                                                           ====================            ====================

Net income per share:
      Basic                                                              $1.59                           $1.28
                                                           ====================            ====================
      Diluted                                                            $1.59                           $1.26
                                                           ====================            ====================

Weighted average shares:
      Outstanding                                                       13,779                          15,385
                                                           ====================            ====================
      Diluted                                                           13,799                          15,604
                                                           ====================            ====================

                                   LIBBEY INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)

                                                   September 30, 2003        December 31, 2002        September 30, 2002
                                                   ------------------        -----------------        ------------------

ASSETS

Cash                                                         $  3,092                 $  1,683                  $  5,311
Accounts receivable                                            63,130                   49,944                    48,523
Inventories                                                   129,236                  109,634                   103,894
Other current assets                                           14,637                   13,487                    11,540
                                               -----------------------  -----------------------   -----------------------
      Total current assets                                    210,095                  174,748                   169,268

Investments                                                    85,832                   87,847                    85,538

Other assets                                                   40,256                   39,016                    52,817

Goodwill                                                       60,768                   59,795                    43,282

Net property, plant and equipment                             162,408                  163,121                   122,634
                                               -----------------------  -----------------------   -----------------------

Total assets                                                 $559,359                 $524,527                  $473,539
                                               =======================  =======================   =======================


LIABILITIES AND SHAREHOLDERS' EQUITY


Notes payable                                                $  9,997                 $  2,660                  $  3,425
Accounts payable                                               35,852                   31,633                    26,686
Accrued liabilities                                            33,302                   39,687                    26,120
Other current liabilities                                      17,654                   20,168                    16,404
Long-term debt due within one year                                115                      115                       115
                                               -----------------------  -----------------------   -----------------------
      Total current liabilities                                96,920                   94,263                    72,750

Long-term debt                                                234,830                  188,403                   140,432

Deferred taxes and other liabilities                           24,294                   25,795                    36,608

Pension liability                                              29,024                   28,655                         -

Nonpension retirement benefits                                 47,357                   47,193                    47,795

Total shareholders' equity                                    126,934                  140,218                   175,954
                                               -----------------------  -----------------------   -----------------------

Total liabilities and shareholders' equity                   $559,359                 $524,527                  $473,539
                                               =======================  =======================   =======================

                                   LIBBEY INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                             (Dollars in thousands)

                                                                                 NINE MONTHS ENDED

                                                                     September 30, 2003       September 30, 2002
                                                                     ------------------       ------------------

Operating activities
      Net income                                                               $ 21,929                 $ 19,632
      Adjustments to reconcile net income to net
         cash provided by (used in) operating activities:
            Depreciation                                                         18,900                   13,023
            Amortization                                                          1,388                    1,447
            Loss (gain) on sale of land                                             148                     (376)
            Other non-cash charges                                               (3,035)                     104
            Net equity earnings                                                  (2,360)                  (7,465)
            Net change in components of working
               capital and other assets                                         (35,516)                  (7,257)
                                                                    --------------------     --------------------
               Net cash provided by operating activities                          1,454                   19,108

Investing activities
      Additions to property, plant and equipment                                (15,721)                 (10,712)
      Dividends received from equity investments                                  4,900                    4,659
      Other                                                                         743                    3,549
                                                                    --------------------     --------------------
         Net cash used in investing activities                                  (10,078)                  (2,504)

Financing activities
      Net bank credit facility activity                                         (58,699)                  (5,000)
      Senior notes                                                              100,000                        -
      Payment of financing fees                                                    (663)                    (815)
      Other net borrowings                                                        7,247                      940
      Stock options exercised                                                     5,205                    3,269
      Treasury shares purchased                                                 (38,920)                 (10,084)
      Dividends                                                                  (4,146)                  (3,463)
                                                                    --------------------     --------------------
         Net cash provided by (used in) financing activities                     10,024                  (15,153)

Effect of exchange rate fluctuations on cash                                          9                        -
                                                                    --------------------     --------------------

Increase in cash                                                                  1,409                    1,451

Cash at beginning of year                                                         1,683                    3,860
                                                                    --------------------     --------------------

Cash at end of period                                                          $  3,092                 $  5,311
                                                                    ====================     ====================

                                   LIBBEY INC.
                CONDENSED CONSOLIDATED JOINT VENTURE INFORMATION
                             (Dollars in thousands)

                          Income Statement Information

Three months ended September 30,                                         2003                     2002
---------------------------------------------------------------------------------------------------------
Net sales                                                              $ 48,884                 $ 46,680
Other revenue                                                               481                      561
                                                           ---------------------   ----------------------
  Total revenue                                                          49,365                   47,241
  Cost of sales                                                          42,188                   39,358
                                                           ---------------------   ----------------------
Gross profit                                                              7,177                    7,883
   Operating expenses                                                     5,371                    5,303
                                                           ---------------------   ----------------------
Income from operations                                                    1,806                    2,580
  Other (loss) income                                                      (202)                     118
                                                           ---------------------   ----------------------
Earnings before finance costs and taxes                                   1,604                    2,698
  Interest expense                                                        1,302                    1,516
  Translation gain                                                        2,090                      822
                                                           ---------------------   ----------------------
Earnings before income taxes                                              2,392                    2,004
  Income taxes                                                              592                   (7,762)
                                                           ---------------------   ----------------------
Net income                                                             $  1,800                 $  9,766
=========================================================================================================


Nine months ended September 30,                                          2003                     2002
---------------------------------------------------------------------------------------------------------
Net sales                                                              $134,586                 $142,986
Other revenue                                                             1,326                    1,662
                                                           ---------------------   ----------------------
  Total revenue                                                         135,912                  144,648
  Cost of sales                                                         111,117                  116,055
                                                           ---------------------   ----------------------
Gross profit                                                             24,795                   28,593
   Operating expenses                                                    16,190                   16,233
                                                           ---------------------   ----------------------
Income from operations                                                    8,605                   12,360
  Other (loss) income                                                      (410)                      22
                                                           ---------------------   ----------------------
Earnings before finance costs and taxes                                   8,195                   12,382
  Interest expense                                                        4,045                    4,474
  Translation gain                                                        2,010                    2,606
                                                           ---------------------   ----------------------
Earnings before income taxes                                              6,160                   10,514
  Income taxes                                                            1,343                   (4,719)
                                                           ---------------------   ----------------------
Net income                                                             $  4,817                 $ 15,233
=========================================================================================================

The above are summarized combined financial information for equity investments, which includes the 49% ownership in Vitrocrisa, which manufactures, markets and sells glass tableware (e.g. beverageware, plates, bowls, serveware and accessories) and industrial glassware (e.g. coffee pots, blender jars, meter covers, glass covers for cooking ware and lighting fixtures sold to original equipment manufacturers) and the 49% ownership in Crisa Industrial, L.L.C., which distributes industrial glassware in the U.S. and Canada for Vitrocrisa, for 2003 and 2002.